EXHIBIT 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2004 relating to the financial statements of BioReliance Corporation, which appears in the Invitrogen Corporation’s Current Report on Form 8-K/A dated April 21, 2004. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

McLean, Virginia

May 18, 2004